UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2019

LEGACY EDUCATION ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55790	39-2079974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1612 Cape Coral Parkway East, Cape Coral, Florida	33904
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 542-0643

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Reorganization of Executive Functions

On January 17, 2019, Legacy Education Alliance, Inc. (the “Company”) issued a press release announcing the reorganization of its board of directors (the “Board”) and management leadership team. As part of the reorganization, James E. May, the Company’s current Senior Vice President and General Counsel was appointed as Interim Chief Executive Officer (“ICEO”), and current executives Iain Edwards and Martin Foster were named as Co-Presidents of the Company. Current Chief Executive Officer (“CEO”), Anthony C. Humpage was named Chairman of the Board. James K. Bass resigned as Chairman but will remain on the Board. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Appointment of Anthony C. Humpage as Chairman. Effective January 15, 2019, the Board elected Anthony C. Humpage, 63, as Chairman. Current Chairman James K. Bass will remain on the Board. In order to focus on his new responsibilities as Chairman, Mr. Humpage resigned from his position as the Company’s Chief Executive Officer, a position he had held since November 10, 2014, and as CEO of the Company’s subsidiaries. Mr. Humpage was CEO of the Company’s predecessor since September 4, 2012, until that time, and a member of the board of directors of the Company’s predecessor since May 23, 2012. Mr. Humpage will continue to provide services to the Company as Chairman under the terms of his September 2013, employment agreement; there will be no change in his compensation thereunder. Mr. Humpage is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of James E. May as ICEO. Effective January 15, 2019, the Board appointed Mr. May, 63, as Interim Chief Executive Officer of the Company. Upon the assumption of his position as ICEO, Mr. May resigned as Senior Vice President and General Counsel. Mr. May previously served as the Chief Administrative Officer of the Company’s predecessor since September 2009, and as the General Counsel of the Company’s predecessor since May 2009. Mr. May joined the Company in June 2007 as Assistant General Counsel. Prior to joining the Company, he held the position of Associate General Counsel with Gateway Computers, and Vice President, Deputy General Counsel with Blockbuster Videos, Inc. Mr. May will continue to provide services to the Company as CEO under the terms of his September 2013 employment agreement; there will be no change in the compensation thereunder. There are no family relationships between Mr. May and any director or executive officer of the Company, and Mr. May is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Iain Edwards and Martin Foster as Co-Presidents. Effective January 15, 2019, the Board appointed Iain Edwards and Martin Foster as Co-Presidents of the Company. Prior to his appointment as Co-President, Mr. Edwards, 50, served as Senior Vice President in charge of the Company’s Property Development Division. Mr. Edwards served as the Company’s Chief Operating Officer from November 10, 2014 until March 2018. Mr. Edwards served as the Chief Operating Officer of the Company’s predecessor since May 2013. Mr. Edwards joined the Company in 2002 as general manager of the Company’s U.K. office, and was promoted to U.K. Managing Director in 2004 and to President of International Operations in 2006. Mr. Edwards served time in the British Army in various capacities. Mr. Edwards holds a B.A. in Business Studies from the University of Greenwich, London (1991).

Mr. Foster, 45, joined the Company in April 2002 as Event Manager of the UK division. During his time with the Company he has held several positions including UK Operations Manager, UK General Manager and most recently Vice President of the UK and International divisions. Mr. Foster studied Business through UNISA and IT through both Microsoft and Compaq.

Messrs. Edwards and Foster will continue to provide services to the Company as Co-Presidents under the terms of their respective October 2013 employment agreements; there will be no change in the compensation of Mr. Edwards, or Mr. Foster thereunder. There are no family relationships between Mr. Foster or Mr. Edwards and any director or executive officer of the Company, and neither Mr. Foster or Mr. Edwards is a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release issued by the Company on January 17, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY EDUCATION ALLIANCE, INC.

Date: January 17, 2019	By:	/s/ James E. May
Name: James E. May
Title: Interim Chief Executive Officer

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